UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2019

EMPIRE RESORTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12522	13-3714474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Monticello Casino and Raceway, 204 State Route 17B, P.O. Box 5013, Monticello, NY		12701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (845) 807-0001

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NYNY	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 18, 2019, Empire Resorts, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Hercules Topco LLC, a Delaware limited liability company (“Parent”), Hercules Merger Subsidiary, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and the Company. Parent and Merger Sub are affiliates of Kien Huat Realty III Limited (“Kien Huat”) and Genting Malaysia Berhard (“GenM”). Kien Huat is currently the holder of approximately 86% of the voting power of the Company’s outstanding capital stock.

The Merger Agreement provides for, upon the terms and subject to the conditions set forth in the Merger Agreement, the merger of Merger Sub with and into the Company, with the Company surviving as a subsidiary of Parent (the “Merger”).

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each issued and outstanding share of the Company’s Common Stock, par value $0.01 per share (other than any Rollover Shares, Canceled Shares or Dissenting Shares, as defined below), will be converted into the right to receive $9.74 in cash, without interest (the “Common Merger Consideration”), and each issued and outstanding share of the Company’s Series B Preferred Stock, par value $0.01 per share (other than Rollover Shares, Canceled Shares or Dissenting Shares), will be converted into the right to receive an amount in cash equal to the product of the Common Merger Consideration, multiplied by the number of shares of Common Stock into which such share of Series B Preferred Stock is convertible. In addition, pursuant to the Merger Agreement, at the Effective Time, (i) shares of the Company’s Common Stock or Series F Convertible Preferred Stock, par value $0.01 per share, owned by Kien Huat, GenM or their respective affiliates (the “Rollover Shares”) will remain outstanding, (ii) shares of Common Stock or any series of the Company’s Preferred Stock owned by the Company or any of its wholly-owned subsidiaries will be canceled (the “Canceled Shares”) and (iii) shares owned by any stockholder who properly exercises appraisal rights under Delaware law (the “Dissenting Shares”) will entitle the holder thereof only to such appraisal rights.

Stockholders of the Company will be asked to vote on the adoption of the Merger Agreement at a special meeting that will be held on a date to be announced (the “Special Meeting”). A condition to the consummation of the Merger is the adoption of the Merger Agreement by (A) holders of a majority of the voting power of the outstanding shares of the Company’s Common Stock, Series B Preferred Stock and Series F Convertible Preferred Stock, voting as a single class, entitled to vote thereon as of the record date for the Special Meeting; and (B) holders of a majority of the voting power of the outstanding shares of the Company’s Common Stock and Series B Preferred Stock, voting as a single class, that are not owned by Kien Huat, GenM, their respective affiliates or any officer or director of the Company (the “Requisite Company Vote”). Consummation of the Merger is also subject to a number of other customary conditions, including without limitation that certain requisite gaming authority approvals have been obtained and remain in full force and effect, the absence of any law or order enjoining or prohibiting the Merger, and that at least twenty-one calendar days shall have elapsed since an information statement relating to an amendment to the terms of the Series F Convertible Preferred Stock (discussed further below) was cleared by the staff of the SEC and mailed to the Company’s stockholders. Moreover, each party’s obligation to consummate the Merger is subject to certain other conditions, including without limitation: (a) the accuracy of the other party’s representations and warranties contained in the Merger Agreement (subject to certain materiality qualifiers); and (b) the other party’s compliance with its covenants and agreements contained in the Merger Agreement in all material respects. In addition, the obligation of Parent to consummate the Merger is subject to the non-occurrence of an event of default under certain of the Company’s outstanding indebtedness, subject to certain exceptions, and the non-occurrence of a Company Material Adverse Effect (as defined in the Merger Agreement) from the date of the Merger Agreement to the Effective Time. Availability of financing for the Merger is not a condition to Parent’s obligations to consummate the Merger.

Pursuant to separate equity commitment letters, each dated August 18, 2019, each of Kien Huat and Resorts Worlds Omni, LLC, an affiliate of GenM, have committed to, among other things, provide equity support sufficient, in the aggregate, to fund all of Parent’s payment obligations and relevant fees and expenses to be reimbursed by Parent under the Merger Agreement. The Company has customary third party beneficiary rights under each of the equity commitment letters.

The Company has made customary representations and warranties to Parent and Merger Sub in the Merger Agreement. The Company has also entered into certain customary covenants and agreements in the Merger Agreement, including, without limitation, covenants regarding: (i) the conduct of the business of the Company prior to the consummation of the Merger; (ii) the calling and holding of the Company Stockholders Meeting for the purpose of obtaining the Requisite Company Vote; and (iii) the use of its reasonable best efforts to cause the Merger to be consummated.

Under the Merger Agreement, during the 10-business day period beginning on the date of the Merger Agreement (the “Go-Shop Period”), the Company has the right to solicit, initiate, knowingly facilitate or knowingly encourage any alternative takeover proposal and to participate or engage in discussions or negotiations with respect to any takeover proposal. At the end of the Go-Shop Period, the Company will cease such activities, and be subject to customary covenants restricting its ability to solicit takeover proposals from third parties or to provide information to and engage in discussions with a third party in relation to a takeover proposal, subject to certain customary exceptions to permit the Board of Directors of the Company (the “Board”) to comply with its fiduciary duties summarized further below. However, if a third party has submitted a takeover proposal during the Go-Shop Period that the Board or the special committee of disinterested directors of the Company who are also independent of Kien Huat and its affiliates (the “Special Committee”) determines in good faith, after consultation with its financial advisor and outside legal counsel, is or would reasonably be expected to result in a Superior Proposal (as defined below) (the person making such an alternative proposal, an “Exempted Party”), then the Company may continue discussions or negotiations with such Exempted Party until the tenth day after the Go-Shop Period ends (the “Cut-Off Date”).

Following the end of the Go-Shop Period (or the end of the Cut-Off Date in respect of an Exempted Party) and until the Requisite Company Vote is obtained, the Board or the Special Committee may (i) change its recommendation that stockholders vote to adopt the Merger Agreement in response to an “Intervening Event” (as defined in the Merger Agreement) or (ii) change its recommendation in response to, or terminate the Merger Agreement to accept, a Superior Proposal, in each case, if the Board (acting on the recommendation of the Special Committee) determines in good faith, after consultation with its outside financial advisors and outside legal counsel, that failing to so act would be inconsistent with its fiduciary duties and if the Company first provides Parent an opportunity of up to five business days to negotiate amendments to the Merger Agreement that, if accepted by the Company, would, in the case of a Superior Proposal, cause the applicable takeover proposal to cease to be a Superior Proposal or, in the case of an Intervening Event, to cease to require a change to the Board’s recommendation that stockholders vote to adopt the Merger Agreement in response to such Intervening Event. A “Superior Proposal” is a bona fide written takeover proposal to acquire at least 75% of the outstanding equity or assets of the Company that the Special Committee has determined in good faith, after consultation with its outside legal counsel and financial advisors, (i) is on terms and conditions more favorable, from a financial point of view, to the stockholders of the Company than those contemplated by the Merger Agreement and (ii) is reasonably capable of being completed, taking into account all material financial, regulatory, legal and other aspects of such proposal, but excluding whether Parent and any of its affiliates that are stockholders of the Company would support the takeover proposal.

In addition to the right of the Company to terminate the Merger Agreement to accept a Superior Proposal, the Merger Agreement contains certain customary termination rights for both the Company and Parent. The Merger Agreement provides that, upon termination under specified circumstances, including if the Company terminates to accept a Superior Proposal, the Company is required to pay Parent a termination fee in the amount of $1.75 million.

In connection with the execution of the Merger Agreement, the Company and Kien Huat executed an amendment (the “Preferred Stock Commitment Letter Amendment”) to the existing Kien Huat preferred stock commitment letter, as last amended May 7, 2019 (the “Existing Preferred Stock Commitment Letter”). Among other things, Kien Huat agreed in the Preferred Stock Commitment Letter Amendment to increase its commitment to purchase up to an additional $25 million of Series F Convertible Preferred Stock as follows: (i) up to $7.5 million no earlier than September 15, 2019; (ii) up to $7.5 million no earlier than October 15, 2019; and (iii) up to $10 million no earlier than February 15, 2020. These commitments are in addition to the remaining commitments under the Existing Preferred Stock Commitment Letter of up to $15 million no earlier than August 15, 2019 and up to $37 million no earlier than November 15, 2019. The Preferred Stock Commitment Letter Amendment, and Kien Huat’s commitment to provide incremental financing contemplated thereby, terminates if the Merger Agreement is terminated by the Company to accept a Superior Proposal, or by Parent due to the Company’s willful and material breach, however any such termination will not relieve Kien Huat of its obligations and remaining commitments under the Existing Preferred Stock Commitment Letter.

In connection with the Preferred Stock Commitment Letter Amendment, each of the Board and Kien Huat, in its capacity as the Company’s majority stockholder, approved an amendment to the Amended and Restated Certificate of the Designations, Powers and Preferences and Rights of the Series F Convertible Preferred Stock, in the form of Exhibit A attached to the Merger Agreement (the “Series F Designation Amendment”). The Series F Designation Amendment does not become effective until it is filed with the office of the Secretary of State of the State of Delaware, which the Company does not intend to do until an information statement on Schedule 14C relating to the Series F Designation Amendment (the “Information Statement”) has been disseminated to the Company’s stockholders in accordance with the applicable rules and regulations promulgated under the Securities Exchange Act of 1934.

Also, in connection with the execution of the Merger Agreement, Kien Huat entered into a voting agreement (the “Voting Agreement”) with the Company pursuant to which Kein Huat has agreed to vote its shares in the Company in favor of the Merger and the adoption of the Merger Agreement, subject to the limitations set forth in the Voting Agreement. Under the Voting Agreement, Kien Huat agreed not to transfer any of its shares in the Company, except to certain permitted transferees that agree to join the Voting Agreement. Kien Huat’s obligations under the Voting Agreement will automatically terminate upon the earliest to occur of (i) the mutual agreement of the parties thereto to terminate the Voting Agreement; (ii) the termination of the Merger Agreement in accordance with its terms, and (iii) the Effective Time.

The Merger Agreement, Preferred Stock Commitment Letter Amendment, Voting Agreement and the transactions contemplated by each of the foregoing were approved by the Board on the unanimous recommendation of the Special Committee.

The Merger Agreement has been attached as an exhibit to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent, Merger Sub or any of their respective affiliates or businesses. The representations, warranties, covenants and agreements contained in the Merger Agreement were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors and security holders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent, Merger Sub or any of their respective affiliates or businesses. Moreover, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in disclosure letters that the parties have exchanged. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts of the Company, Parent, Merger Sub or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The foregoing description of the Merger Agreement, the Commitment Letter Amendment and the Voting Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of each of the Merger Agreement, the Commitment Letter Amendment and the Voting Agreement, which are filed as Exhibit 2.1, Exhibit 2.2 and Exhibit 2.3 hereto, respectively, and incorporated herein by reference.

Item 8.01. Other Events.

On August 19, 2019, the Company issued a press release announcing the entry into the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by referenced.

Important Notice Regarding Forward-Looking Statements

The information in this Current Report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would,” and variations of these terms and similar expression, or the negative of these terms or similar expressions. These statements are based on management’s current beliefs, expectations, plans, assumptions and objectives of the Company and are subject to significant risks and uncertainties. All forward-looking statements speak only as of the date as of which they are made. These statements are not guarantees and involve certain risks, uncertainties and assumptions concerning future events that are difficult to predict. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, risks related to the proposed transaction with Kien Huat, including the risk that the proposed transaction may not occur, the risk of unexpected costs or liabilities, delays due to regulatory review, the risk that certain closing conditions may not be timely satisfied or waived, the risk of litigation, the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the Company’s common stock, and the risk that general and business conditions may change. Risk factors are detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and subsequent reports filed with the Securities and Exchange Commission (“SEC”). Such reports are available on the SEC’s website (www.sec.gov). We caution you not to place undue reliance on any forward-looking statements, which are made as of the date hereof or as otherwise specified herein. The Company undertakes no obligation to update any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Additional Information and Certain Information Regarding Participants

The Company, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Company stockholders in connection with the proposed transaction. The Company intends to file a proxy statement and other relevant materials with the SEC in connection with any such solicitation of proxies from Company stockholders. COMPANY STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT MATERIALS IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the ownership of the Company’s directors and executive officers in the Company’s common stock is included in their SEC filings on Forms 3, 4, and 5, which can be found through the Company’s website (http://www.empireresorts.com), or through the SEC’s website at www.sec.gov. Information can also be found in the Company’s other SEC filings, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2018. More detailed and updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed transaction. Stockholders will be able to obtain the proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at http://www.empireresorts.com, by writing to Empire Resorts, Inc., at c/o Monticello Casino and Raceway, 204 State Route 17B, P.O. Box 5013, Monticello, NY, 12701.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of August 18, 2019, by and among Hercules Topco LLC, Hercules Merger Subsidiary Inc. and Empire Resorts, Inc.

2.2	Amendment, dated August 18, 2019, to Letter Agreement, as last amended on May 7, 2019, by and between Kien Huat Realty III Limited and Empire Resorts, Inc.

2.3	Voting Agreement, dated as of August 18, 2019, by and among Empire Resorts, Inc. and Kien Huat Realty III Limited

99.1	Press Release, dated August 19, 2019

*

Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 19, 2019

EMPIRE RESORTS, INC.

By:	/s/ Ryan Eller
Name:	Ryan Eller
Title:	President and Chief Executive Officer